UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2008
PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6710 Clayton Road Richmond Heights, MO (Address of principal executive offices)	63117 (Zip Code)
314-633-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 22, 2008, the Board of Directors of Panera Bread Company (the “Company”), based on the recommendation of the Board’s Committee on Nominations and Corporate Governance, appointed two new independent directors to the Board: W. Austin Ligon, former President and Chief Executive Officer of CarMax, Inc., and Charles J. Chapman III, Chief Operating Officer of American Dairy Queen Corporation. Mr. Ligon was appointed as a Class II director with an initial term expiring at the Company’s 2009 annual meeting, and Mr. Chapman was appointed as a Class III director with an initial term expiring at the Company’s 2010 annual meeting.
     Also on January 22, 2008, the Board of Directors of the Company created the position of Lead Independent Director and appointed current Board member Domenic Colasacco as Lead Independent Director. The Lead Independent Director will be responsible for, among other matters, coordinating the activities of the Company’s independent directors, presiding over meetings of the independent directors and facilitating communication between the other members of the Board. The Board also approved compensation for the Lead Independent Director of an annual cash fee of $12,500, payable in four equal quarterly installments at the beginning of each fiscal quarter.
     A copy of the press release issued by the Company on January 22, 2008 relating to the appointment of two new independent directors and a lead independent director is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated January 22, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY
Date: January 23, 2008	By:	/s/ Jeffrey W. Kip
		Name:	Jeffrey W. Kip
		Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated January 22, 2008